Exhibit IV

FORM OF LOCK-UP LETTER

April 5, 2018

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs & Co. LLC (“Goldman Sachs” and together with Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pivotal Software, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, $0.01 par value per share, of the Company (the “Class A Common Stock” and, together with the Class B common stock, $0.01 par value per share, of the Company, the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the period commencing on the “ Commencement Date” (as defined below) and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock collectively, the “Securities,” and any such Securities beneficially owned by the undersigned, the “Undersigned’s Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other Securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) sales of Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement;

(b) transactions relating to shares of Common Stock acquired in the Public Offering or shares of Common Stock or other Securities acquired in open market transactions after the completion of the Public Offering;

(c) transfers of the Undersigned’s Securities as a bona fide gift, bona fide estate planning purposes or charitable contribution;

(d) transfers of the Undersigned’s Securities by will or other testamentary document or intestate succession upon the death of the undersigned, including to the transferee’s nominee or custodian;

(e) transfers of the Undersigned’s Securities to an immediate family member or any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(f) transfers or distributions of the Undersigned’s Securities by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(g) if the undersigned is a corporation, partnership, limited liability company or other business entity, transfers of the Undersigned’s Securities (1) as part of a disposition, transfer or distribution by the undersigned to its equity holders, limited partners or members (or in each case its nominee or custodian), or any investment fund or other entity controlled or managed by the undersigned or (2) to another corporation, partnership, limited liability company, or other business entity (or in each case its nominee or custodian) that controls, is controlled by or is under common control with the undersigned;

(h) transfers of the Undersigned’s Securities that occur by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period reporting a reduction in beneficial ownership of shares of Common Stock or other Securities, the undersigned shall include a statement in such report to the effect that such transfer occurred pursuant to such a domestic order or in connection with a divorce settlement;

(i) the conversion of any convertible security of the Company, including the conversion of the outstanding preferred stock of the Company into shares of Common Stock in connection with the Public Offering and the conversion of the outstanding Class B common stock into shares of Class A Common Stock, or other right described in the Prospectus or otherwise disclosed to the Underwriters in writing into shares of Common Stock or other Securities; provided that such shares of Common Stock or other Securities underlying any such security or right shall continue to be subject to the restrictions on transfer set forth in this letter agreement;

(j) the exercise or settlement of stock options (“stock options”) or restricted stock units (“restricted stock units”) granted under any stock-based employee benefit plan or other equity award plan of the Company described in the Prospectus (“benefit plan”) (excluding, for the avoidance of doubt, all manners of exercise that would involve a sale in the open market of any Securities relating to such stock options or restricted stock units, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that (x) the shares of Common Stock underlying such stock options or restricted stock units shall continue to be subject to the restrictions set forth in this letter agreement and (y) if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in such report clearly indicating that (A) the filing relates to the circumstances described in this clause (i) and (B) no shares of Common Stock or other Securities were sold by the reporting person;

(k) the receipt by the undersigned from the Company of shares of Common Stock and the disposition of the Undersigned’s Securities to the Company upon the exercise of stock options on a “cashless” or “net exercise” basis to the extent permitted by a benefit plan so long as such “cashless” or “net exercise” is effected solely by the surrender of outstanding stock options (or the Common Stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price (excluding, for the avoidance of doubt, all manners of exercise that would involve a sale in the open market of any Securities relating to such stock options, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that the shares of Common Stock underlying such stock options shall continue to be subject to the restrictions on transfer set forth in this letter agreement;

(l) the disposition of the Undersigned’s Securities to the Company solely to cover tax withholding obligations of the undersigned in connection with (1) the vesting of restricted stock units or other awards granted under a benefit plan or (2) the exercise of stock options; provided that (x) the shares of Common Stock underlying such stock options, restricted stock units or other awards shall continue to be subject to the restrictions set forth in this letter agreement and (y) if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period reporting a reduction in beneficial ownership of shares of Common Stock or other Securities related to such disposition of the Undersigned’s Securities to the Company by the undersigned solely to satisfy tax withholding obligations, the undersigned shall include a statement in such report to the effect that the filing relates to the satisfaction of tax withholding obligations of the undersigned in connection with such vesting or exercise;

(m) transfers of the Undersigned’s Securities to the Company pursuant to agreements under which (1) such Securities were issued and (2) the Company has the option to repurchase such Securities or other security or a right of first refusal with respect to transfers of such Securities or other security; provided that no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made within 30 days after the date of the Prospectus, and after such 30th day, any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (m) and (B) no Securities or other securities were sold by the reporting person;

(n) transfers of the Undersigned’s Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock that is expected to result in a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other Securities in connection with any such transaction, or vote any Securities in favor of any such transaction) that has been approved by the board of directors of the Company; provided that if such third-party tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this letter agreement. For the purposes of this clause (n), a “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or the Underwriters pursuant to the Public Offering, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of securities representing 50% or more of the total voting power of the Company or the surviving entity; or

(o) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (1) such plan does not provide for the transfer of Common Stock during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment, as the case may be, of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

provided that:

(x) in the case of any transfer or distribution pursuant to each of the clauses (c) through (h) above, each donee, trustee, distributee or transferee shall sign and deliver a lock-up agreement to the Representatives substantially in the form of this letter agreement; and

(y) in the case of any transfer or distribution pursuant to each of the clauses (a) through (g) and (k) above, no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of the Undersigned’s Securities, shall be required or shall be voluntarily made during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any other Security. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in or in connection with the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and Goldman Sachs agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley and Goldman Sachs will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and

Goldman Sachs hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The Commencement Date referred to above means, and the Restricted Period will begin on, the date the Company first publicly files a prospectus that includes a bona fide estimate of the Public Offering price range with the Securities and Exchange Commission. This letter agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date that the Company withdraws the registration statement related to the Public Offering before the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated or (d) August 31, 2018, if the Public Offering of the Shares has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By: (duly authorized signature)	GE INTERNATIONAL HOLDINGS B.V. (please print complete name of entity)

Name: (please print full name)	By: /s/ Ernst F. Kraaij (duly authorized signature)

Name: Ernst F. Kraaij (please print full name) Title: Managing Director (please print full title)

Address:	Address: De Boelelaan 7 1083 HJ Amsterdam, NL

E-mail:	E-mail: Ernst.kraaij@ge.com

[Signature Page to Lock-Up Agreement]